UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 7, 2008

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Effective June 7, 2008, Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) through a wholly owned subsidiary to be formed Golden West Brewing, Inc., a  Washington corporation, (“Golden West Washington”) executed a definitive Stock Purchase Agreement, with Mr. Lyle Morse, as Seller, covering the purchase of all the shares of common stock of Fish Brewing Company, (“Fish”), which owns and operates an organic microbrewery and brewpub in Olympia Washington.  The shares owned by Mr. Morse represent approximately 25.9% of the total issued and outstanding shares of Fish.

Consummation of the stock purchase is contingent on the Company obtaining agreements from other Fish shareholders to sell their shares such that, the shares owned by Mr.  Morse when added to the other Fish shares available for purchase by the Company, will represent not less than 51% of the total issued and outstanding shares of Fish. This contingency must be satisfied by June 30, 2008. The transaction is also contingent upon the company being satisfied that the financial statements of Fish can be audited in accordance with federal securities laws requirements.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Stock Purchase Agreement dated June 7, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: June 9, 2008	By: _/s/ Mark Simpson____________ Mark Simpson President

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